Exhibit 10.5

Lender’s Loan Number: 534405096

Property Name: Watercrest at Mansfield

AMENDMENT TO MULTIFAMILY NOTE

ASSUMPTION

(CME AND PORTFOLIO)

(Revised 5-25-2012)

THIS AMENDMENT TO MULTIFAMILY NOTE (“Amendment”) is dated as of the 30th day of June, 2014 and is made by and between CHP WATERCREST AT MANSFIELD TX OWNER, LLC, a Delaware limited liability company (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-K36 (together with its successors and assigns, “Lender”).

RECITALS

A.	WATERVIEW AT MANSFIELD INVESTORS, L.P., a Texas limited partnership (“Original Borrower”) obtained a loan in the original principal amount of $27,700,000.00 (“Loan”) from KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation (“Original Lender”), which Loan is evidenced by a Multifamily Note (“Note”) and secured by a Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated the same date as the Note (“Security Instrument”), encumbering the Mortgaged Property.

B.	Original Borrower executed the Note, a Multifamily Loan and Security Agreement dated as of May 28, 2013 (“Loan Agreement”) and the Security Instrument setting forth the terms of the Loan.

C.	Original Lender endorsed the Note to the order of the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Original Lender assigned the Loan Agreement and other Original Loan Documents to Freddie Mac, and by instrument dated Mary 28, 2013 filed for record on May 29, 2013 in the Land Records as Instrument No. D213135011 sold, assigned, and transferred all right, title, and interest of Original Lender in and to the Security Instrument and the other Original Loan Documents to Freddie Mac. Freddie Mac endorsed the Note to the order of the Lender, and Freddie Mac sold, assigned, and transferred all right, title, and interest of Freddie Mac in and to the Security Instrument and the other Loan Documents to Lender. Lender is now the owner and holder of the Note and owner of the Loan.

D.	Original Borrower has transferred or has agreed to transfer all of its right, title, and interest in and to the Mortgaged Property to Borrower (“Acquisition”).

Amendment to Multifamily Note – Assumption (CME and Portfolio)

E.	Pursuant to the Assumption Agreement dated as of June , 2014 (“Assumption Agreement”), among other documents, Borrower has agreed to ratify and assume all of Original Borrower’s rights, obligations, and liabilities created or arising under the Loan Documents, as those rights, obligations and liabilities may have been modified in writing by this Amendment or otherwise (“Assumption”).

F.	Subject to the full satisfaction of all conditions set forth in Lender’s written approval of the Assumption, Lender has agreed to consent to the Acquisition and the Assumption.

G.	In consideration of Lender’s consent to the Acquisition and the Assumption, Borrower and Lender have agreed to make certain amendments to the Note.

H.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Loan Agreement.

NOW, THEREFORE, in consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Assumption. Borrower unconditionally assumes and agrees to be bound by all terms, provisions, and covenants of the Note, Loan Agreement and the Security Instrument as if Borrower had been the original maker of the Note, and the original borrower under the Loan Agreement and Security Instrument.

2.	Riders.

(a)	Section 25 of the Note is amended and restated in its entirety to read as follows:

Attached Riders. The following Riders are attached to this Note:

Name of Rider	Date Revised
Seniors Housing	3-20-2012
Recycled Borrower and/or Recycled SPE Equity Owner	1-11-2012

(b)	The Note is amended to delete all Riders that are not listed in Section 25 of the Note, as amended and restated pursuant to Section 2(a) of this Amendment.

Amendment to Multifamily Note – Assumption (CME and Portfolio)	Page 2

3.	Exhibits. Section 26 of the Note is amended to read as follows:

Attached Exhibit.     The following Exhibit, if marked with an “X” in the space provided, is attached to this Note:

|X|        Exhibit A        Modifications to Multifamily Note

(Remainder of page intentionally left blank; signature pages follow.)

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BORROWER:

CHP WATERCREST AT MANSFIELD TX OWNER, LLC, a Delaware limited liability company

By: /s/ Joshua J. Taube
Name:	Joshua J. Taube
Title:	Senior Vice President

SIGNATURES CONTINUE ON FOLLOWING PAGE

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LENDER: U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-K36

By	KEYBANK NATIONAL ASSOCIATION, as Sub-Servicer and Attorney in Fact for WELLS FARGO BANK, NATIONAL ASSOCIATION, Master Servicer

By: /s/ Kurt Tuthill
Name:	Kurt Tuthill
Title:	Vice President

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EXHIBIT A

MODIFICATIONS TO MULTIFAMILY NOTE

The following modifications are made to the text of the Note that precedes this Exhibit.

1.         Section 9(c) of the Note is modified to include the following new subsections:

(xi)

(A) Any failure by Mansfield Al Group, L.P., a Texas limited partnership, or any of its successors or assigns (“Adjacent Owner”) to (i) timely pay its proportionate share of any invoice or other expenses due with respect to the water or sewer services, or (ii) otherwise satisfy its obligations under the Joint Use Agreement, recorded in/under Clerk’s File No. D213131293, Real Property Records, Tarrant County, Texas, as amended (“Joint Use Agreement”), (B) any dispute or controversy arises under or with respect to the Joint Use Agreement, or (C) Borrower loses access to water or sewer services in connection with the Joint Meter (as such term is defined in Section 4.06 of the Loan Agreement).

(xii)

(A)  Any failure by Borrower to satisfy its obligations under the Parkland Agreement (as such term is defined in Article XII of the Loan Agreement), or (B) any dispute or controversy arises under or with respect to the Parkland Agreement.

~~(xiii)~~	~~Borrower’s prior ownership of the property described in and covered by the Parkland Agreement (as such term is defined in Article XII of the Loan Agreement) located in Tarrant County, Texas.~~

(xiv)

Any exercise by third parties of rights to use the surface of the Mortgaged Property arising out of the existence of the leases evidenced by the following memorandums recorded on title: (i) Memorandum Giving Notice of Oil and Gas Lease dated October 28, 2007, filed June 6, 2008 under Clerk’s File No. D208215025, (ii) Memorandum Giving Notice of Oil and Gas Lease dated March 21, 2008, filed May 7, 2008 under Clerk’s File No. D208168338, and (iii) Memorandum Giving Notice of Oil and Gas Lease dated January 10, 2008, filed May 22, 2008 under Clerk’s File No. D208193109.

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